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                                                                EXHIBIT 10.6(a)


                          WATSON PHARMACEUTICALS, INC.
                    AMENDMENT TO THE 1991 STOCK OPTION PLAN


Section 2 of the 1991 Stock Option plan was amended as follows:


"The phrase '5,700,000 (determined as of May 5, 1997)' is substituted for the phrase '4,700,000 (determined as of May 10, 1996)' where it appears in Paragraph 2 of the 1991 Plan."